EXHIBIT 23.1

Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

The Children’s Place Retail Stores, Inc.

Secaucus, New Jersey:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (no. 333-88378) and Form S-8 (no. 333-47065, 333-85834 and 333-135211) of The Children’s Place Retail Stores, Inc. and Subsidiaries of our report dated March 26, 2008, except Note 2 which is as of July 31, 2008, relating to the consolidated financial statements which appears in this Current Report on Form 8-K.

/s/BDO Seidman, LLP

BDO Seidman, LLP

New York, NY

July 31, 2008